                                                                      EXHIBIT 11


                                  VENCOR, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                Three months ended        Six months ended
                                                                                     June 30,                  June 30,
                                                                               ---------------------     ---------------------
                                                                                1995          1994          1995        1994
                                                                               --------    ---------    ----------    -------
                 PRIMARY:
                 Weighted average of shares outstanding                         27,966       24,926         27,184      24,861

                 Incremental shares resulting from dilutive effect of
                 stock options                                                     905          672            899         672

                 Share adjustment for contingent liability                           -          186              -         186
                                                                               -------      -------        -------     -------
                 Totals                                                         28,871       25,784         28,083      25,719
                                                                               =======      =======        =======     =======
                 Net income                                                    $10,813       $7,282        $19,961     $13,202

                 Amortization relating to contingent liability                       -         (108)             -        (179)
                                                                               -------      -------        -------     -------
                 Adjusted net income                                           $10,813       $7,174        $19,961     $13,023
                                                                               =======      =======        =======     =======
                 Earnings per share                                            $  0.37      $  0.28        $  0.71     $  0.51
                                                                               =======      =======        =======     =======
                 FULLY DILUTED:
                 Weighted average of shares outstanding                         27,966       24,926         27,184      24,861

                 Incremental shares resulting from dilutive effect of
                 stock options                                                     905          672            899         672

                 Share adjustment for contingent liability                           -          186              -         186

                 Equivalent shares related to 6% convertible notes               4,423        4,423          4,423       4,423
                                                                               -------      -------        -------     -------
                 Totals                                                         33,294       30,207         32,506      30,142
                                                                               =======      =======        =======     =======
                 Net income                                                    $10,813       $7,282        $19,961     $13,202

                 Amortization relating to contingent liability                       -         (108)             -        (179)

                 Interest related to 6% convertible notes, net of
                 reimbursement and income tax effect                               686          698          1,365       1,750
                                                                               -------      -------        -------     -------
                 Adjusted net income                                           $11,499       $7,872        $21,326     $14,773
                                                                               =======      =======        =======     =======
                 Earnings per share                                            $  0.35      $  0.26        $  0.66     $  0.49
                                                                               =======      =======        =======     =======
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